Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199022 and 333-228525) and in the Registration Statements on Form F-3 (Nos. 333-232213 and 333-261379) of Weibo Corporation of our report dated March 10, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 10, 2022